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                                                                    Exhibit 22.1

                                SUBSIDIARY LIST

1. AEG Finance Corp, a Delaware corporation, wholly owned by Maytag Aircraft Corporation

2. Mercury Acceptance Corporation, Inc., a California corporation, wholly owned by Mercury Air Group, Inc.

3. Maytag Aircraft Corporation, a Colorado corporation, wholly owned by Mercury Air Group, Inc.

4. Mercury Air Cargo, Inc., a California corporation, wholly owned by Mercury Air Group, Inc.

5. Hermes Aviation, Inc., a California corporation, wholly owned by Mercury Air Cargo, Inc.

6. Pegasus de Mexico S.A. de C.V., a Mexican corporation, owned 99% by Mercury Air Cargo, Inc. and 1% by Hermes Aviation, Inc.

7. Excel Cargo, Inc., a California corporation, wholly owned by Mercury Air Group, Inc.

8. Vulcan Aviation, Inc., a California corporation, wholly owned by Mercury Air Cargo, Inc.

9. Maytag Aircraft Corporation, a Cayman corporation, wholly owned by Maytag Aircraft Corporation.

10. Mercury Air Centers, Inc., a California corporation, wholly owned by Mercury Air Group, Inc.

11. Jupiter Airline Automation Services, Inc., a Florida corporation, wholly owned by Mercury Air Group, Inc.

12. RPA Airline Automation Services, Division El Salvador S.A. de C.V., an El Salvadorian corporation, 99% owned by RPA Airline Automation Service, Inc. and 1% owned by Mercury Air Group, Inc.

13. Hermes Aviation Canada, Inc., a Canadian corporation, wholly owned by Excel Cargo, Inc.

14. Hermes de Mexico S.A. de C.V., a Mexican corporation, owned 99% by Mercury Air Cargo, Inc. and 1% by Hermes Aviation, Inc.

15. MercFuel, Inc., a Delaware Corporation, wholly owned by Mercury Air Group, Inc.